Exhibit 15.2

Room 1401A, 03B, Tower 2, Phase 4, Kerry Center Qianhai, Qianhai Avenue, Qianhai Shenzhen-

Hongkong Cooperation Zone, Nanshan District, Shenzhen

T: （86-755）2155-7000 F: (86-755) 2155-7099

April 24, 2026

To: Ebang International Holdings, Inc.

600 East John Carpenter Freeway,

Suite 110, Irving,

Texas 75062,

United States

Dear Sir/Madam,

We hereby consent to the reference to our firm and the summary of our opinion under the headings, “Item 3. Key Information—D. Risk Factors—Risks Relating to Conducting Business in China”, “Item 4. Information on the Company—C. Organizational Structure”, “Item 4. Information on the Company—B. Business Overview—Regulation—Regulation Regulatory Overview of the PRC” and “Item 10. Additional Information—E. Taxation—PRC Taxation” in Ebang International Holdings, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2025 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of April 2026.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Jingtian & Gongcheng
Jingtian & Gongcheng